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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of U.S. Office Products Company of our report, with respect to the financial statements of Data Business Forms Limited for the year ended December 31, 1995, dated February 6, 1996, and which financial statements appear in U.S. Office Products Company's Current Report on Form 8-K dated May 29, 1997.

                                                    Ernst & Young
                                                CHARTERED ACCOUNTANTS

Toronto, Canada
November 18, 1997